AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 9, 1998
                                                    REGISTRATION NO. 333-XXXXX
==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ------------------

                      GENERAL MOTORS ACCEPTANCE CORPORATION
             A Delaware Corporation-- I.R.S. Employer No. 38-0572512

                      General Motors Acceptance Corporation
                            3044 West Grand Boulevard
                             Detroit, Michigan 48202
                                 (313-556-5000)

                                Agent For Service
                       Jerome B. Van Orman, Vice President
                      General Motors Acceptance Corporation
        3044 West Grand Boulevard, Detroit, Michigan 48202 (313-556-1508)

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable on or after the effective date of this Registration Statement.
                             ------------------

      IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX.| |

      IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX.|X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.| |

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.| |

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.| |

                         CALCULATION OF REGISTRATION FEE
================================================================================
TITLE OF                             PROPOSED     PROPOSED
EACH CLASS                           MAXIMUM      MAXIMUM
OF SECURITIES      AMOUNT            OFFERING     AGGREGATE         AMOUNT OF
TO BE              TO BE             PRICE        OFFERING          REGISTRATION
REGISTERED         REGISTERED (1)    PER UNIT     PRICE (2)         FEE

--------------------------------------------------------------------------------
Variable Denomination
Adjustable Rate
Demand Notes       $3,000,000,000      100%       $3,000,000,000    $909,090
================================================================================
Or, if any Demand Notes are issued at an original issue discount, such greater principal amount as shall result in an aggregate initial offering price of $8,000,000,000.

(1) The amount of GMAC Variable Denomination Adjustable Rate Demand Notes (the "Demand Notes") being registered, together with the remaining Demand Notes registered on October 17, 1989 (Registration No. 33-31596), represents the maximum aggregate principal amount of Demand Notes which, on June 9, 1998, are expected to be offered for sale.

(2) Estimated solely for the purpose of determining the amount of the registration fee.

      Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus included in this Registration Statement also relates to Demand Notes of the Registrant registered and remaining unissued under Registration Statement No. 33-31596.
                             ------------------

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

------------------------------------------------------------------------------
Information contained herein is subject to completion or amendment. A Registration Statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
------------------------------------------------------------------------------

                              SUBJECT TO COMPLETION
                         PROSPECTUS DATED JUNE XX, 1998

PROSPECTUS

                      GENERAL MOTORS ACCEPTANCE CORPORATION
                   GMAC VARIABLE DENOMINATION ADJUSTABLE RATE
                                  DEMAND NOTES

                                 $8,000,000,000


      The GMAC Variable Denomination Adjustable Rate Demand Notes (the "Demand Notes") are being offered pursuant to the GMAC Demand Notes Program (the "Program") to certain investors associated with General Motors Acceptance Corporation (the "Company") or General Motors Corporation. See "Plan of Distribution." The Program is designed to provide such investors with a convenient means of investing funds directly with the Company. The Demand Notes provide investors with an alternative to investment opportunities offered by banks and other financial institutions, investment dealers and money market funds.

      The Demand Notes will constitute unsecured, senior debt obligations of the Company. Funds invested in the Demand Notes are not subject to the protection of the Federal Deposit Insurance Corporation or any other insurance. An investment in Demand Notes does not create a checking, bank account or depositor relationship between the investor and the Company or The Northern Trust Company (the "Processing Agent"). The Program is not subject to the requirements of the Investment Company Act of 1940 (diversification of investments) or the Employee Retirement Income Security Act of 1974. The Demand Notes will be issued in uncertificated form and will have no stated maturity. The Demand Notes may be redeemed in whole, or in part, at the option of the investor. The principal amount of the Demand Notes will be equal to the aggregate of investments made by the investor, including accrued and reinvested interest, less the aggregate of any redemptions. See "Description of Demand Notes" and "How to Redeem Demand Notes."

      Investors may invest in the Demand Notes by completing the investment form accompanying this Prospectus and by making an initial investment pursuant to one of the methods described in "How to Invest."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

June    , 1998

      The Demand Notes will bear interest at a floating rate determined by the GMAC Demand Notes Committee established by the Company. The interest rate on the Demand Notes will be subject to change on Friday of each week, such change to be effective the following Monday. Such rate will reflect both the level of interest rates generally and the changes in interest rates which occur from time to time but at all times such rate will be greater than the most recent seven-day average yield (simple) on taxable money market funds in the United States. See "Description of Demand Notes - Interest Rate" for a complete description of how the interest rate will be determined.

                             ------------------

                      THE INTEREST RATE ON THE DEMAND NOTES
                          WILL VARY FROM TIME TO TIME.

          INFORMATION CONCERNING THE RATE OF INTEREST CURRENTLY PAYABLE
                   ON THE DEMAND NOTES MAY BE OBTAINED AT ANY
                    TIME BY CALLING TOLL FREE 1-800-426-8323.

                             ------------------

     PLEASE READ THIS PROSPECTUS CAREFULLY AND RETAIN FOR FUTURE REFERENCE.

                             ------------------

      The transfer of the Demand Notes is subject to certain restrictions. See "Restrictions on Transfer." The Demand Notes will not be listed on any securities exchange and the Company does not anticipate that there will be any secondary market for the Demand Notes.

                             ------------------

      The Demand Notes are being offered on a continuous basis for sale by the Company directly to investors and no commissions will be payable. See "Plan of Distribution." The Demand Notes registered on October 22, 1985 (Registration No. 2-99057), April 9, 1986 (Registration No. 33-4661), June 30, 1986 (Registration No. 33-6717), February 24, 1987 (Registration No. 33-12059), December 30, 1988 (Registration No. 33-26057) and October 17, 1989

(Registration No. 33-31596) represent the maximum aggregate principal amount of Demand Notes which are expected to be offered for sale.

      The Demand Notes are offered hereby. The Company reserves the right to withdraw, cancel or modify the offer without notice and may reject investments in whole or in part.

      NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS OR THE DOCUMENTS INCORPORATED BY REFERENCE, AND ANY INFORMATION OR REPRESENTATION NOT CONTAINED HEREIN OR THEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY.
NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY TRANSACTION HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE DEMAND NOTES IN ANY STATE OR OTHER JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH STATE OR OTHER JURISDICTION.

                             ------------------

                              AVAILABLE INFORMATION

      General Motors Acceptance Corporation (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act of 1934"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the Regional Offices of the Commission at Citicorp Center, Suite 1400, 500 Madison Street, Chicago, Illinois 60661-2511 and Suite 1300 Seven World Trade Center, New York, New York 10048. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. Reports and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

      The Company has filed with the Commission a Registration Statement on Form S-3 (including all amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Demand Notes. As permitted by the rules and regulations of the Commission, the Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto and to which reference is hereby made.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      There are incorporated herein by reference the Company's Annual Report on Form 10-K for the year ended December 31, 1997, and Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, filed pursuant to Section 13 of the Securities Exchange Act of 1934 with the Commission.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering of the Demand Notes shall be deemed to be incorporated by reference in this Prospectus and to be a part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      THE COMPANY WILL PROVIDE WITHOUT CHARGE UPON WRITTEN OR ORAL REQUEST BY ANY PERSON TO WHOM THIS PROSPECTUS IS DELIVERED A COPY OF ANY OR ALL OF THE DOCUMENTS DESCRIBED ABOVE WHICH HAVE BEEN INCORPORATED BY REFERENCE IN THIS PROSPECTUS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS. SUCH REQUEST SHOULD BE DIRECTED TO:

                            G. E. GROSS, COMPTROLLER
                      GENERAL MOTORS ACCEPTANCE CORPORATION
                            3044 WEST GRAND BOULEVARD
                             MAIL CODE: 482-1X1-103
                             DETROIT, MICHIGAN 48202
                                 (313) 556-1240


                           PRINCIPAL EXECUTIVE OFFICES

      General Motors Acceptance Corporation has its principal executive offices at 3044 West Grand Boulevard, Detroit, Michigan 48202 (Tel. No. 313-556-5000).


                       RATIO OF EARNINGS TO FIXED CHARGES


                              YEARS ENDED DECEMBER 31
                        ---------------------------------
                        1997   1996   1995   1994    1993
                        ----   ----   ----   ----    ----
                        1.42   1.41   1.36   1.33    1.33

      The ratio of earnings to fixed charges has been computed by dividing earnings before income taxes and fixed charges by the fixed charges. This ratio includes the earnings and fixed charges of the Company and its consolidated subsidiaries; fixed charges consist of interest and discounts and the portion of rentals for real and personal properties in an amount deemed to be representative of the interest factor.

                                 USE OF PROCEEDS

      The proceeds from the sale of the Demand Notes will be added to the general funds of the Company and will be available for the purchase of receivables, the making of loans or for the repayment of debt. Such proceeds initially may be used to reduce short-term borrowings or be invested in short-term securities. Additional financing which may be required by the Company will be effected at such times, and through such means, as may be appropriate.

                              PLAN OF DISTRIBUTION

      The Demand Notes are being offered on a continuous basis for sale by the Company on its own behalf directly to employees of the Company, General Motors Corporation and their respective participating subsidiaries and affiliates, to the immediate family members of such employees, to retirees who are receiving retirement benefits from General Motors Corporation or its participating subsidiaries and affiliates, to the immediate family members of such retirees, to franchised General Motors dealers, their employees and affiliates of such dealers, to the stockholders of General Motors Corporation and to certain customers of the Company and its subsidiaries as determined by the Demand Notes Committee (each an "eligible investor" and collectively the "investors"). Immediate family members are defined as the spouse, children and parents of an employee or retiree. The Demand Notes are being offered only to persons whose registered addresses are in the United States.

      No commissions are payable by the Company on sales of the Demand Notes. The Company reserves the right to withdraw, cancel or modify the offer to sell Demand Notes at any time. The Company has the sole right to accept offers to purchase Demand Notes and may reject any proposed purchase of Demand Notes in whole or in part.

      No one to whom the Demand Notes will be offered will be required to invest in the Demand Notes and any decision to invest will be solely that of the investor. The Company shall not require an investor to redeem the investor's Demand Note by reason of such investor's having ceased to be an eligible investor.

                  DESCRIPTION OF THE GMAC DEMAND NOTES PROGRAM

      The GMAC Demand Notes Program (the "Program"), pursuant to which the Demand Notes are being offered, is designed to provide investors with a convenient means of investing funds directly with the Company. The following summary description of the Program does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the complete text of the Program, a copy of which is filed as an exhibit to the Registration Statement filed with the Commission.

ADMINISTRATION

      The Company has established a GMAC Demand Notes Committee (the "Demand Notes Committee"), which consists of persons appointed by the Executive Committee of the Board of Directors of the Company. The members of the Demand Notes Committee do not receive any compensation for their services as such but they may be officers, directors or employees of the Company or any of its subsidiaries. The current Demand Notes Committee members are: the Executive Vice President and Chief Financial Officer, the Vice President-Finance, the Vice President-Global Borrowings and the Director-U.S. Funding and Securitization, all at 3044 West Grand Boulevard, Detroit, Michigan 48202. The Demand Notes Committee members serve at the pleasure of the Executive Committee of the Board of Directors until their resignation or removal from office by action of such Committee.

      The Demand Notes Committee has the full power and authority to amend the Program, to interpret its provisions, to determine eligibility for participation in the Program, to adopt rules and regulations in connection therewith, to make determinations thereunder provided for it to make and to set and adjust the rate of interest to be paid on the Demand Notes.

      The Company has appointed The Northern Trust Company (the "Processing Agent") as its agent to handle the day-to-day administration of the Program.
See "Processing Agent."

THE DEMAND NOTES-INVESTMENTS AND REDEMPTIONS

      Pursuant to the provisions of the Program, investors may invest in the Demand Notes by completing the investment form accompanying this Prospectus and by making an initial investment pursuant to one of the methods described in "How to Invest." Investments made subsequent to the initial investment must be in an amount of $50 or more.

Investments in the Demand Notes may be made by:

1.    PERSONAL CHECK-SEE PAGE 12;

2. WIRE TRANSFER OF FUNDS-SEE PAGE 12;

3. AUTOMATIC CHARGE TO AN INVESTOR'S CHECKING ACCOUNT-SEE PAGE 13;

4. DIRECT RECEIPT OF AN INVESTOR'S NET PAYCHECKS, SOCIAL SECURITY, ANNUITY OR PENSION CHECKS OR OTHER REGULARLY RECURRING CHECKS-SEE PAGE 13;

5.    PAYROLL DEDUCTION-SEE PAGE 14; AND

6. PENSION DEDUCTION-SEE PAGE 14.

The Demand Notes may be redeemed by:

1.    WRITING A CHECK OF $250 OR MORE-SEE PAGE 15;

2. TELEPHONE INSTRUCTIONS TO THE PROCESSING AGENT-SEE PAGE 16;

3. WRITTEN INSTRUCTIONS TO THE PROCESSING AGENT-SEE PAGE 18; AND

4.    AUTOMATIC  MONTHLY OR QUARTERLY  REDEMPTION OF SPECIFIED  AMOUNTS-SEE PAGE
      18.

      All funds invested in the Demand Notes, together with interest accrued thereon, and redemptions, if any, will be recorded on a register maintained by the Processing Agent. An investor will be able to obtain such investor's current Demand Note balance at any time by calling toll free 1-800-548-7923. No certificate or other instrument evidencing the Company's indebtedness to an investor will be issued to investors. The Demand Note registration will also include the name(s) and address(es) of the registered owner(s) of the Demand Note and such investor's tax identification or Social Security number(s).

      An investor will be provided with periodic statements concerning such investor's Demand Note. Periodic statements will include a summary of any investments and redemptions, accrued and reinvested interest, and the principal amount of the Demand Note at the beginning and at the end of the period.

      A Demand Note may be held individually, jointly or in a trust or custodial capacity.

                           DESCRIPTION OF DEMAND NOTES

      The Demand Notes will be issued under an Indenture, dated as of October 15, 1985, and all supplemental indentures thereto including the Seventh Supplemental Indenture dated as of June 1, 1998 (collectively referred to as the "Indenture") between the Company and U.S. Bank Trust National Association, as successor Trustee (the "Trustee"). The following summary description of the Demand Notes does not purport to be complete and is subject to, and qualified in its entirety by, the detailed provisions of the Indenture, and to the complete text of the Program, copies of which are filed as exhibits to the Registration Statement filed with the Commission.

GENERAL INFORMATION

      The Demand Notes will constitute unsecured, senior debt obligations of the Company. An investor, therefore, will not have any priority or secured claim against any of the assets of the Company with respect to the principal amount of such investor's Demand Notes or accrued and unpaid interest thereon. There are no secured senior debt obligations of the Company. Funds invested in the Demand Notes are not subject to the protection of the Federal Deposit Insurance Corporation or any other insurance.

      The Demand Notes will be issued in uncertificated form and no investor will receive any certificate or other instrument evidencing the Company's indebtedness.  In  accordance  with the  provisions  of the  Program,  all funds invested in Demand Notes, together with interest accrued thereon, and redemptions, if any, will be recorded on a register maintained by the Processing Agent. See "Processing Agent."

      The Demand Notes have no stated maturity and may be redeemed in whole, or in part, at the option of the investor; provided, however, that partial redemptions are subject to certain minimum amounts. See "How to Redeem Demand Notes." The Demand Notes will not be subject to any sinking fund.

      The Demand Notes also are subject to redemption by the Company. See "Optional Redemption by the Company." The Company also may redeem any particular Demand Note the principal amount of which remains below $250 and in which no investment (other than accrued and reinvested interest) is made for a period of three consecutive months immediately following the month in which the principal amount of such Demand Note falls below $250. See "Minimum Balance Requirement."

      The Demand Notes will bear interest at a rate determined by the Demand Notes Committee. The interest rate on the Demand Notes will be adjusted periodically by the Demand Notes Committee, as more fully described under "Interest Rate."

      The Company has no right of set-off against a Demand Note for indebtedness not related to such Demand Note and has no obligation to contest any legal proceeding brought against an investor's Demand Note by any third party.

      The Company has the right to deduct from the principal amount of a Demand Note amounts invested in error in such Demand Note.

      The Company may from time to time enter into one or more supplemental indentures, without the consent of investors in the Demand Notes, providing for the issuance of Demand Notes under the Indenture in addition to the aggregate principal amount authorized thereunder on the date of this Prospectus.

      By investing in a Demand Note, the investor shall be deemed to accept and agree to all provisions of the Program.

INTEREST RATE

      The Demand Notes will bear interest at a floating rate determined by the Demand Notes Committee established by the Company. The interest rate on the Demand Notes will be subject to change on Friday of each week, such change to be effective the following Monday. Such rate will reflect both the level of interest rates generally and the changes in interest rates which occur from time to time but at all times such rate will be greater than the most recent seven-day average yield (simple) on taxable money market funds in the United States as published in IBC's MONEY FUND REPORT AVERAGES TM/ALL TAXABLE.* The rate of interest paid for any period on the Notes is not an indication or representation of future rates. If in any week the IBC's MONEY FUND REPORT AVERAGES TM/ALL TAXABLE is not available or publication of such seven-day average is suspended, the seven-day average yield at such time shall be an approximately equivalent rate determined by the Demand Notes Committee.

      An investor may obtain information concerning the rate of interest currently payable on the Demand Notes by calling toll free at any time 1-800-426-8323.

      Interest on the Demand Notes will accrue in accordance with the provisions governing particular methods of investment, as described under "How to Invest." Interest on the Demand Notes is compounded daily, at the rate in effect each day, based on a 365-day year.

      On the last day of each month, interest accrued during the month on the principal amount of a Demand Note will be paid by the Company and reinvested in such Demand Note, thereby increasing the principal amount of such Demand Note.

OPTIONAL REDEMPTION BY THE COMPANY

      The Company may redeem, at any time in its discretion, all or any part of the Demand Notes. Any partial redemption of Demand Notes will be effected by lot or pro rata or by any other method that is deemed fair and appropriate by the Trustee. (Section 13.01 in the Indenture).

      The Company will give prior written notice of at least thirty days but not more than ninety days to investors whose Demand Notes are subject to full or partial redemption. Such notice from the Company will specify the effective date of redemption, the amount being redeemed and the effective date the redeemed amount shall become due and payable and that interest shall cease to accrue as of that date. All partial redemption notices will list the remaining principal amount of the Demand Notes. (Section 13.02 in the Indenture).

      The full or partial Demand Note being redeemed, plus accrued and unpaid interest thereon to the date of redemption, will be paid by check mailed to the registered owner(s) of the redeemed Demand Note. Interest on the redeemed amount shall cease to accrue on and after the effective date the redeemed amount shall have become due and payable. (Section 13.03 in the Indenture).





------------------------
*MONEY FUND REPORT (registered trademark) is a service of IBC Financial Data Inc. MONEY FUND REPORT states that the yield information obtained from money market funds is screened by the publisher, but no guarantee of the accuracy of the information contained therein is made by the Company.

      THE COMPANY RESERVES THE RIGHT TO REDEEM IMMEDIATELY ANY DEMAND NOTE AS TO WHICH IT BELIEVES IN ITS SOLE JUDGMENT AND DISCRETION THAT THE REDEMPTION PROVISIONS OF THE PROGRAM HAVE BEEN ABUSED OR ARE BEING USED BY AN INVESTOR IN A MANNER OR WITH AN EFFECT THAT IS NOT IN THE BEST INTERESTS OF THE COMPANY, i.e., the writing of checks by an investor where the amounts of the checks are greater than the principal amount of such investor's Demand Note. The Company will notify an investor of its intention to redeem such Demand Note on the third business day following the date of the notice and will redeem the Demand Note in full on such redemption date. A check will be sent to the investor in an amount equal to the principal amount of such redeemed Demand Note, including accrued and unpaid interest to the date of redemption. In the event that a Demand Note with a principal amount below $0 is redeemed, the investor will be liable to the Company for the amount required to restore the principal amount to $0 as of the date the Demand Note was redeemed. (Section 13.08 in the Indenture).

MINIMUM BALANCE REQUIREMENT

      THE COMPANY ALSO MAY REDEEM, AT ANY TIME IN ITS DISCRETION, ANY PARTICULAR DEMAND NOTE THE PRINCIPAL AMOUNT OF WHICH REMAINS BELOW $250 AND IN WHICH NO INVESTMENT (OTHER THAN ACCRUED AND REINVESTED INTEREST) IS MADE FOR A PERIOD OF THREE CONSECUTIVE MONTHS IMMEDIATELY FOLLOWING THE MONTH IN WHICH THE PRINCIPAL AMOUNT OF THE DEMAND NOTE FALLS BELOW $250. In addition, the Company may redeem, at any time in its discretion, any particular Demand Note the principal amount of which remains below $0 for a period of thirty days immediately following the day on which the principal amount of such Demand Note fell below $0. The Company will notify an investor of its intention to redeem such a Demand Note; following such notification an investor will have fifteen business days from the date of such notice to restore such Demand Note to the required minimum principal amount of $250. If an investor does not restore such Demand Note to the required principal amount, the Company will fix the date of redemption as the sixteenth business day following the date of the notice and will redeem the Demand Note in full on such redemption date. A check will be sent to the investor in an amount equal to the principal amount of such redeemed Demand Note, including accrued and unpaid interest to the date of redemption. In the event that a Demand Note with a principal amount below $0 is redeemed, the investor will be liable to the Company for the amount required to restore the principal amount to $0 as of the date the Demand Note was redeemed. (Section 13.04 in the Indenture).

                                  HOW TO INVEST

      The following summary description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the complete text of the Program, a copy of which is filed as an exhibit to the Registration Statement. An investor may use one or more of the methods described below to invest in Demand Notes. For purposes of the Program, "business day" shall mean only a day on which both The Northern Trust Company and the Federal Reserve Bank of Chicago are fully open for business. The Company reserves the right at any time to modify, suspend or terminate any of the investment methods described below.

INVESTMENTS BY CHECK

      To invest by check, an investor must complete the Demand Notes investment form accompanying this Prospectus. The investment form, together with a check (minimum of $250) made payable to "The Northern Trust Company, Agent" must be mailed to GMAC Demand Notes, The Northern Trust Company, P.O. Box 75920, Chicago, Illinois 60675-5920. Investments by check made subsequent to the initial investment (minimum of $50) also must be made payable to "The Northern Trust Company, Agent" and must include the investor's tax identification or Social Security number and the Demand Note number assigned by The Northern Trust Company. An investor should enclose an investment slip which is provided as a detachable stub on the bottom of all monthly statements and investment confirmations mailed by the Processing Agent. All checks must be mailed to The Northern Trust Company at the address specified above. Initial and subsequent investments by check will be invested in the investor's Demand Note on the next succeeding business day after the check is received by the Processing Agent and interest will begin to accrue on such day. Checks must be drawn in United States dollars on a bank in the United States. Neither the Processing Agent nor the Company shall be responsible for delays in the receipt of checks mailed to The Northern Trust Company. INVESTMENTS MADE BY CHECK ARE AVAILABLE FOR REDEMPTION ON THE SIXTH BUSINESS DAY FROM THE DAY SUBSEQUENT TO RECEIPT OF SUCH CHECK BY THE PROCESSING AGENT.

INVESTMENTS BY WIRE TRANSFER

      To make an initial investment in Demand Notes by transferring funds via bank wire (minimum of $250), an investor must call The Northern Trust Company at 1-800-548-7923 to obtain a Demand Note number. An investor must then instruct the investor's bank to wire the funds to The Northern Trust Company (ABA No. 071000152). The bank wire must include the designation "GMAC Demand Notes," the name and address of the investor, the investor's tax identification or Social Security number, and the Demand Note number supplied by The Northern Trust Company. After the wire transfer has been made, an investor must complete and mail a Demand Notes investment form to The Northern Trust Company as set forth under "Investments by Check." On a subsequent investment by wire transfer (minimum of $50), an investor must instruct the investor's bank to wire the funds in accordance with the foregoing.

      AN INVESTMENT BY WIRE TRANSFER OF FUNDS TO THE PROCESSING AGENT WILL BE INVESTED IN AN INVESTOR'S DEMAND NOTE ON THE BUSINESS DAY THE FUNDS ARE RECEIVED BY THE PROCESSING AGENT IN PROPER FORM AND WILL BEGIN ACCRUING INTEREST ON SUCH DAY PROVIDED THE FUNDS ARE RECEIVED BY THE PROCESSING AGENT BY 2:00 P.M. EASTERN TIME. Funds received after 2:00 p.m. Eastern Time will be invested and will begin to accrue interest on the next succeeding business day. Neither the Processing Agent nor the Company will be responsible for delays in the transfer and wiring of funds.

INVESTMENTS BY AUTOMATIC CHARGE TO CHECKING ACCOUNTS

      An investor may elect to authorize the Processing Agent to make monthly charges of $50 or more to such investor's personal checking account for purposes of investing in Demand Notes. Upon receipt of proper written authorization, the Processing Agent will prepare an electronic transfer each month drawn against an investor's checking account for the prescribed amount. The proceeds from the electronic transfer will be invested in an investor's Demand Note and accrue interest from the next succeeding business day after the electronic transfer is received by the Processing Agent. INVESTMENTS MADE BY ELECTRONIC TRANSFER ARE AVAILABLE FOR REDEMPTION ON THE SIXTH BUSINESS DAY FROM THE DAY SUBSEQUENT TO RECEIPT OF SUCH ELECTRONIC TRANSFER BY THE PROCESSING AGENT.

      To establish the Automatic Charge to Checking Accounts, an investor must obtain the necessary authorization form directly from the Processing Agent.

      An investor may change the amount of the monthly investment (subject to the $50 monthly minimum) or terminate such investments entirely at any time by providing notice in writing to the Processing Agent. Such notice will be effective as soon as practicable after receipt thereof by the Processing Agent.

INVESTMENTS BY DIRECT INVESTMENT

      An investor may elect to invest in Demand Notes by authorizing the Processing Agent to receive an investor's net paychecks (gross pay less deductions) from an investor's place of employment, or to receive such investor's Social Security, annuity or pension checks or other regularly recurring checks. Investment by direct investment may be made by electronic transfer or by check. Direct investment by electronic transfer of funds to the Processing Agent will be invested in an investor's Demand Note and accrue interest under the same conditions as set forth under "Investments by Wire Transfer." Direct investment by checks mailed to the Processing Agent will be invested in an investor's Demand Note and accrue interest under the same conditions as set forth under "Investments by Check."

      The form necessary to authorize direct investment of Social Security checks may be obtained from most Social Security offices. An investor who wishes to have net paychecks invested directly into such investor's Demand Note should contact the employer's payroll location. A General Motors retiree who wishes to have his net pension check invested directly into such investor's Demand Note should contact the General Motors Pension Administration Center by calling 1-800-659-2000. Retirees of other eligible subsidiaries or affiliates of General Motors Corporation should contact their former employer in order to obtain the proper form permitting direct investment.

      An investor may terminate the Processing Agent's authority to receive net paychecks, Social Security, annuity or pension checks or other regularly recurring checks by providing notice in writing to the issuers of such checks and to the Processing Agent. If, upon termination of the Processing Agent's authority to receive an investor's net paychecks, Social Security, annuity or pension checks or other regularly recurring checks, an investment is made incorrectly to an investor's Demand Note, such investor must promptly notify the Company of such error and return any and all such amounts incorrectly invested.

INVESTMENTS BY PAYROLL DEDUCTION

      This option is available to an employee of companies participating in Demand Notes payroll deductions through any General Motors Corporation compensation system. An employee choosing this option will not be required to make an initial investment of $250 or more, but will be required to invest on the terms described below.

      Investments by payroll deduction must be specified as a fixed dollar amount. The minimum investment by payroll deduction must be at least $50 per month; provided that the minimum investment for an employee paid weekly shall be $11.50 per week, or such other amount as the Demand Notes Committee from time to time may authorize. Each payroll deduction investment by an employee paid other than on a weekly basis shall be invested in such employee's Demand Note as of the payday on which it was withheld and begins accruing interest as of such date. Payroll deduction investments by an employee paid on a weekly basis shall be invested in the employee's Demand Note as of the last business day of the week in which the paycheck is issued and begins accruing interest as of such business day. Unless otherwise permitted by the Demand Notes Committee, an employee may make investments by payroll deduction in only one Demand Note. Investments by payroll deduction will commence as soon as practicable after receipt by the Company and the Processing Agent of the applicable authorization form upon which an employee shall have elected such payroll deduction.

      Subject to the foregoing provisions and this paragraph, the payroll deduction amount authorized by an employee may be increased or decreased by such employee's delivering to the Company a notice in writing of such increase or decrease. Such increase or decrease will be effective as soon as practicable after receipt by the Company of such notice thereof. Payroll deductions authorized by an employee may be terminated at any time, in which event such payroll deduction authorization will terminate as soon as practicable following receipt by the Company of written instructions from such employee to terminate investments by payroll deduction.

      No payroll deduction will be made pursuant to a payroll deduction authorization in, or for, any period in which an employee is not receiving a salary or wages.

INVESTMENTS BY PENSION DEDUCTION

      This option shall be available only to a retiree or a surviving spouse of such retiree (collectively referred to as the "retiree") who is receiving retirement benefits from General Motors Corporation or its participating subsidiaries and affiliates. A retiree choosing this option will not be required to make an initial investment of $250 or more, but will be required to invest on the terms described below.

      Investments by pension deduction must be specified as a fixed dollar amount. The minimum investment by pension deduction must be at least $50 per month. Each pension deduction investment by a retiree shall be invested in such retiree's Demand Note as of the first business day of each month the retiree is eligible to receive retirement benefits and shall begin to accrue interest as of such date. Unless otherwise permitted by the Demand Notes Committee, a retiree may make investments by pension deduction in only one Demand Note. Investments by pension deduction shall commence as soon as practicable after receipt by the Company and the Processing Agent of the applicable authorization form upon which a retiree shall have elected a pension deduction. A retiree should contact the Processing Agent to obtain the necessary authorization form.

      Subject to the foregoing provisions and this paragraph, the pension deduction amount authorized by a retiree may be increased or decreased by such retiree's delivering to the Company a notice in writing of such increase or decrease. Such increase or decrease shall be effective as soon as practicable after receipt by the Company of such notice thereof. Pension deductions authorized by a retiree may be terminated at any time, in which event such pension deduction authorization shall terminate as soon as practicable following receipt by the Company of written instructions from such retiree to terminate investments by pension deduction.

      No pension deduction will be made pursuant to a pension deduction authorization in, or for, any period in which a retiree is not receiving a pension. Also, inasmuch as a retiree is only entitled to receive pension benefits terminating with the last monthly payment preceding the retiree's death, the Company will refund any pension deduction(s) made subsequent to the retiree's death to the Trustee for the General Motors Pension Plan or other General Motors subsidiary pension plan and redeem an amount equal to such refund from the retiree's Demand Note. If the amount of the redemption exceeds the principal amount in the retiree's Demand Note, the retiree's estate shall be liable to the Company for the difference between the amount of the redemption and the amount of the pension deduction(s) to be refunded.

                           HOW TO REDEEM DEMAND NOTES

      An investor may redeem all or part of such investor's Demand Note by following the below-described procedures. If the amount to be redeemed represents or includes an investment made by check, however, the redemption instructions will not be followed if such instructions are received within a period of five business days from the day subsequent to the receipt of such investment check. The Company reserves the right at any time to modify, suspend or terminate any of the redemption methods described below. No redemption proceeds will be paid in cash.

      The following summary description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the complete text of the Program, a copy of which is filed as an exhibit to the Registration Statement.

REDEMPTION BY CHECK

      An investor who selects the option to receive checks (the "Check Option") on the Demand Notes investment form may redeem such investor's Demand Note in part by writing a check, payable to the order of anyone, in an amount of $250 or more. Checks may be deposited and processed through normal bank clearing systems. The amount to be redeemed will continue to accrue interest until the check is presented to the Processing Agent for payment.

      Where there is more than one registered owner of a Demand Note, only the signature of one registered owner will be required on the check unless otherwise specified by the investors on the Demand Notes investment form.

      When an investor's check is presented to the Processing Agent for payment, the Processing Agent will cause the Company to redeem a part of such investor's Demand Note sufficient to cover the amount of the check.

      If the amount of a check is greater than the principal amount of an investor's Demand Note, or if the required signatures do not appear on the check, the Processing Agent will not cause the redemption to be effected and will return the check to the depositary bank. The Processing Agent will assess a service charge, which will result in a reduction in the amount of the investor's Demand Note, of $10 for each check returned to a depositary bank

      If the amount of a check is less than the required minimum of $250, the Processing Agent will not cause the redemption to be effected and will return the check to the depositary bank. The Processing Agent will assess a service charge, which will result in a reduction in the amount of the investor's Demand Note, of $10 for each check returned to a depositary bank.

      If an investor requests stopping payment of a check, the Processing Agent shall assess a service charge of $10, which will result in a reduction in the amount of the investor's Demand Note.

      An investor who selects the Check Option will be provided with a supply of checks free of charge.

      An investor may also request the Check Option subsequent to submitting the initial investment form by providing the Processing Agent with a written request to add the Check Option to such investor's Demand Note, with such request bearing the signatures of all registered owners (including joint owners) of the Demand Note exactly as they appear on the Demand Notes investment form. The request should be mailed to GMAC Demand Notes, The Northern Trust Company, P.O. Box 75919, Chicago, Illinois 60675-5919.

      The selection of the Check Option by an investor does not create a checking, bank account or depositor relationship between such investor and the Company or the Processing Agent.

TELEPHONE REDEMPTION

      WIRE TRANSFER

      An investor who selects the Telephone Redemption Option on the Demand Notes investment form may redeem such investor's Demand Note in part during the Processing Agent's regular business hours by having redemption proceeds of $250 or more wired to a predesignated bank account or Demand Note. By selecting the Telephone Redemption Option, the investor authorizes the Processing Agent to act on telephone redemption instructions from any person or persons representing themselves to be the registered owners of the Demand Note. The Processing Agent's record of such instructions is binding.

      To select the Telephone Redemption Option the investor must designate on the Demand Notes investment form either an account at a bank in the United States or a Demand Note to receive the redemption proceeds. If the redemption proceeds are to be wired to a bank account, the investor must also provide the Processing Agent with a voided specimen check or deposit slip from such bank. If the redemption proceeds are to be wired to a Demand Note, the number of such Demand Note must be provided to the Processing Agent.

      Once established, an investor may utilize the Telephone Redemption Option by calling the Processing Agent toll free at 1-800-548-7923 during regular business hours.

      Upon receipt of telephone wire redemption instructions, the Processing Agent will cause the Company to redeem a part of the investor's Demand Note sufficient to cover the amount specified in the wire redemption INSTRUCTIONS. IF THE REDEMPTION INSTRUCTIONS ARE RECEIVED BY 2:00 P.M. EASTERN TIME ON ANY BUSINESS DAY, THE PROCESSING AGENT WILL WIRE THE REDEMPTION PROCEEDS TO THE PREDESIGNATED BANK ACCOUNT OR DEMAND NOTE ON THE BUSINESS DAY ON WHICH THE INSTRUCTIONS ARE RECEIVED AND INTEREST ON THE REDEMPTION PROCEEDS WILL ACCRUE TO, BUT NOT INCLUDE, SUCH DAY. If the redemption instructions are received after 2:00 p.m. Eastern Time on any business day, the Processing Agent will wire the redemption proceeds to the predesignated bank account or Demand Note on the business day following receipt of the redemption instructions and interest on the redemption proceeds will accrue to, but not include, such day.

      THE PREDESIGNATED BANK AND ACCOUNT NUMBER THEREAT OR DEMAND NOTE MAY BE CHANGED ONLY UPON WRITTEN REQUEST TO THE PROCESSING AGENT WITH THE SIGNATURE OF EACH REGISTERED OWNER (INCLUDING JOINT OWNERS) OF THE DEMAND NOTE GUARANTEED BY AN AUTHORIZED SIGNATORY OF A UNITED STATES COMMERCIAL BANK, TRUST COMPANY (NOT A SAVINGS BANK) OR MEMBER FIRM OF A NATIONAL OR REGIONAL STOCK EXCHANGE IN THE UNITED STATES.

      Neither the Processing Agent nor the Company will be responsible for delays in the wiring of funds through the banking system or for the authenticity of telephone redemption instructions.

      MAIL

      An investor who selects the Telephone Redemption Option also may redeem such investor's Demand Note in part during any business day by providing the Processing Agent with telephone instructions to mail a bank check (minimum of $250) in a specified amount to the registered owner of the Demand Note at the investor's registered address. Such instructions may be given by calling the Processing Agent toll free at 1-800-548-7923 during regular business hours. Upon receipt of such instructions, the Processing Agent will cause the Company to redeem a part of the investor's Demand Note sufficient to cover the amount specified in the instructions. The Processing Agent will mail a bank check for the redemption proceeds on the business day following receipt of the instructions and interest on such proceeds will accrue to, but not include, such business day.

      An investor may also request the Telephone Redemption Option subsequent to submitting the initial investment form by providing the Processing Agent with a written request to add the Telephone Redemption Option to such investor's Demand Note, with such request bearing the signatures of all registered owners (including joint owners) of the Demand Note exactly as they appear on the Demand Notes investment form. The request should be mailed to GMAC Demand Notes, The Northern Trust Company, P.O. Box 75919, Chicago, Illinois 60675-5919.

WRITTEN REDEMPTION

      An investor may redeem such investor's Demand Note in part by providing written instructions to the Processing Agent to issue a bank check in a specified amount. Such instructions must include the investor's tax identification or Social Security number, the Demand Note number assigned by The Northern Trust Company and the signatures of all registered owners (including joint owners) of a Demand Note and must be signed exactly as they appear on the Demand Notes investment form. The instructions should be mailed to GMAC Demand Notes, The Northern Trust Company, P.O. Box 75919, Chicago, Illinois 60675-5919.

      Upon receipt of instructions in the proper form, the Processing Agent will cause the Company to redeem a part of the investor's Demand Note sufficient to cover the amount specified in the instructions. The Processing Agent will mail a bank check for the redemption proceeds on the business day following receipt of the instructions to the registered owner of the Demand Note at the investor's registered address. Interest on the redemption proceeds will accrue to, but not include, such day of mailing.

AUTOMATIC MONTHLY OR QUARTERLY REDEMPTION

      An investor may elect to automatically redeem on a monthly basis (a) a specified part of the investor's Demand Note (minimum of $100) or (b) the monthly interest accrued on such investor's Demand Note, by selecting this option on the Demand Notes investment form. Automatic quarterly redemptions consisting of a specified part of a Demand Note (minimum of $100) are also available. These options are available only to an investor who holds a Demand Note with a principal amount of $5,000 or more.

      On a predetermined date each month or quarter, as the case may be, the Processing Agent will cause the Company to redeem a part of the investor's Demand Note equal to the redemption amount specified. Interest on the redemption proceeds will accrue to, but not include, such predetermined day. On the following day, the Processing Agent will mail a bank check for the redemption proceeds to the address of the registered owner of the Demand Note.

      If on the date selected for any monthly or quarterly redemption, an investor's Demand Note shall not have a principal amount of $5,000 or more, the Processing Agent shall not cause any redemption to be effected, nor shall a redemption be effected, if after such redemption, the principal amount of an investor's Demand Note would not be in excess of $5,000.

      An investor may terminate the Automatic Monthly or Quarterly Redemption Option by providing notice in writing to the Processing Agent. Such notice shall be effective as soon as practicable after receipt thereof by the Processing Agent.

      An investor may request the Automatic Monthly or Quarterly Redemption Option subsequent to submitting the investment form by providing the Processing Agent with a written request to add the desired automatic redemption option to the Demand Note, with such request bearing the signatures of all registered owners (including joint owners) of the Demand Note exactly as they appear on the Demand Notes investment form. The request should be mailed to GMAC Demand Notes, The Northern Trust Company, P.O. Box 75919, Chicago, Illinois 60675-5919.

      An investor who selects the Automatic Monthly or Quarterly Redemption Option and/or the Telephone Redemption Option described above may not have bank checks for redemption proceeds mailed to any address other than the registered address of the registered owner of the Demand Note.

FULL REDEMPTION OF A DEMAND NOTE

      An investor may redeem such investor's Demand Note in full by providing written instructions to the Processing Agent. Such instructions must state the investor's intention to redeem in full such investor's Demand Note and must be given to the Processing Agent in the manner and at the address specified under "Written Redemption."

      Upon receipt of instructions in the proper form, the Processing Agent will cause the Company to redeem in full the investor's Demand Note, including accrued and unpaid interest to the date of redemption. The Processing Agent will mail a bank check for the redemption proceeds on the business day following receipt of the instructions to the registered owner of the Demand Note at the investor's registered address.

                               LIMITATION ON LIENS

      The Company will not at any time pledge or otherwise subject to any lien any of its property or assets without thereby expressly securing the due and punctual payment of the principal of and interest on the Demand Notes equally and ratably with any and all other obligations and indebtedness secured by such pledge or other lien, so long as any such other obligations and indebtedness shall be so secured. This restriction shall not apply to (1) the pledge of any assets to secure any financing by the Company of the exporting of goods to or between, or the marketing thereof in, foreign countries (other than Canada), in connection with which the Company reserves the right, in accordance with customary and established banking practice, to deposit, or otherwise subject to a lien, cash, securities or receivables, for the purpose of securing banking accommodations or as the basis for the issuance of bankers' acceptances or in aid of other similar borrowing arrangements; (2) the pledge of receivables payable in foreign currencies (other than Canadian dollars) to secure borrowings in foreign countries (other than Canada); (3) any deposit of assets of the Company with any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of any bond on appeal by the Company from any judgment or decree against it, or in connection with other proceedings in actions at law or in equity by or against the Company; (4) any lien or charge on any property, tangible or intangible, real or personal, existing at the time of acquisition of such property (including acquisition through merger or consolidation) or given to secure the payment of all or any part of the purchase price thereof or to secure any indebtedness incurred prior to, at the time of, or within 60 days after, the acquisition thereof for the purpose of financing all or any part of the purchase price thereof; and (5) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien, charge or pledge referred to in the foregoing (1) to (4) inclusive of this paragraph; provided, however, that the amount of any and all obligations and indebtedness secured thereby shall not exceed the amount thereof so secured immediately prior to the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the charge or lien so extended, renewed or replaced (plus improvements on such property). (Section 3.07 in the Indenture).

                  CONSOLIDATION, MERGER, SALE OR CONVEYANCE

      The Company will not merge or consolidate with any other corporation or sell or convey all or substantially all of its assets to any person, firm or corporation, unless (1) either the Company shall be the continuing corporation, or the successor corporation (if other than the Company) shall be a corporation organized and existing under the laws of the United States of America or a State thereof and such corporation shall expressly assume the due and punctual payment of the principal of and interest on all the Demand Notes, and the due and punctual performance and observance of all the covenants and conditions of the Indenture to be performed by the Company by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation, and
(2) the Company or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition. (Section 10.01 in the Indenture).

                                EVENTS OF DEFAULT

      The following events are defined in the Indenture as "Events of Default": failure to pay all or any part of the principal of or interest on any Demand Note as and when the same shall be due and payable (subject to certain exceptions described in the Indenture); failure to perform or observe any other covenants or agreements in the Indenture or the Program for thirty days after notice; and certain events of bankruptcy, insolvency or reorganization. (Section
5.01 in the Indenture).

      The Indenture provides that the Trustee shall, within ninety days after the occurrence of a default, give investors notice of all uncured defaults known to it (the term default to include the events specified above without grace periods); provided, however, that except in the case of default in the payment of the principal of or interest on any of the Demand Notes the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the investors. (Section 5.07 in the Indenture).

      The Company is required to furnish to the Trustee annually a statement of certain officers of the Company stating whether or not to their knowledge the Company is in default in the performance and observance of certain terms of the Indenture and, if the Company is in default, specifying each such default. (Section 3.09 in the Indenture).

      Investors holding a majority in aggregate principal amount of the Demand Notes then outstanding have the right to waive certain defaults and, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. (Sections 5.01 and 5.06 in the Indenture). The Indenture provides that, in case an Event of Default shall occur (which shall not have been cured or waived), the Trustee is required to exercise such of its rights and powers under the Indenture, and to use the degree of skill and care in their exercise, that a prudent man would exercise or use under the circumstances in the conduct of his own affairs, but otherwise need only perform such duties as are specifically set forth in the Indenture. (Section 6.01 in the Indenture). Subject to such provisions, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the investors unless they shall have offered to the Trustee reasonable security or indemnity. (Section 6.02 in the Indenture).

              MODIFICATION, SUSPENSION OR TERMINATION OF PROGRAM

      The Company or the Demand Notes Committee may amend or modify the Program at any time as it may deem necessary or appropriate. Written notice of any material amendment or modification will be provided to investors at least fifteen days prior to the effective date of such amendment or modification. No such amendment or modification, however, will reduce the principal amount of any Demand Note, or accrued and unpaid interest thereon, as of the effective date of such amendment or modification and no such amendment or modification will have a retroactive effect that would prejudice the rights of investors.

      The Company may terminate the Program in its entirety for any reason. The Company may, in its discretion, temporarily or permanently suspend the acceptance of investments in the Demand Notes without such a suspension amounting to a termination of the Program. Written notice of suspension or termination will be provided to investors at least thirty days prior to the effective date of such suspension or termination. The Company may omit, restrict, suspend or terminate the Program in any jurisdiction in which the Company, in its discretion, deems such action advisable in view of local law and regulations.

                             CONCERNING THE TRUSTEE

      U.S. Bank Trust National Association is the Trustee under the Indenture. U.S. Bank National Association acts as depository for funds of, makes loans to, and performs certain other services for, the Company and certain of its affiliates in the normal course of its business. As trustee of various trusts, it has purchased securities of the Company and certain of its affiliates.

                          MODIFICATION OF THE INDENTURE

      With certain exceptions, under the Indenture, the rights and obligations of the Company and the rights of the investors may be modified by the Company with the consent of investors holding not less than 66-2/3% in aggregate principal amount of the Demand Notes then outstanding; but no such modifications may be made which would (i) extend the maturity of any Demand Note or reduce the principal amount of any Demand Note or the accrued and unpaid interest thereon or (ii) reduce the stated percentage of the Demand Notes, the consent of the investors of which is required to modify or alter the Indenture, without the consent of investors holding all of the Demand Notes then outstanding. (Section
9.02 in the Indenture).

                                PROCESSING AGENT

      The Company has appointed as its agent The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois 60675 to act as the Processing Agent for the Demand Notes. Services performed by the Processing Agent include investment and redemption processing and accounting; preparation of Demand Notes statements and other correspondence; investor servicing; advice on the principal amount of Demand Notes, accrual of interest income and payment and reinvestment of interest accrued; and required tax reporting and filings with proper authorities. Any determination rendered by the Demand Notes Committee in connection with the services performed by the Processing Agent is final and conclusive. For these services, the Company pays the Processing Agent a monthly agency and administrative fee based on the number of Demand Notes outstanding at the end of each month as well as its reasonable out-of-pocket costs (such as, but not limited to, postage, forms, telephone and wire expenses). These costs and all other costs incurred by the Company in the offering of the Demand Notes and administration of the Program are paid by the Company. Investors making investments or redeeming Demand Notes by wire transfer, however, may be charged applicable fees by the commercial bank handling the transfer. In addition, investors may incur charges in obtaining required signature guarantees.

                                     NOTICES

      All notices, statements and communications provided to investors by the Company or the Processing Agent pursuant to the provisions of the Program will be deemed to have been duly given when mailed by first-class mail, postage prepaid to the registered address of the registered owner.

      An investor must promptly provide the Processing Agent with notice of any change in address. Such notice must be in writing and must include the investor's tax identification or Social Security number, the Demand Note number assigned by The Northern Trust Company and the signatures of all registered owners (including joint owners) of the Demand Note and must be signed exactly as they appear on the Demand Notes investment form. The notice must be mailed to GMAC Demand Notes, The Northern Trust Company, P.O. Box 75919, Chicago, Illinois 60675-5919. The notice will be effective as soon as practicable after receipt thereof by the Processing Agent.

      All notices or communications from investors to the Company and/or the Processing Agent must include the name and address of the investor, the investor's tax identification or Social Security number and the Demand Note number assigned by The Northern Trust Company and must be signed by all registered owners (including joint owners) of the Demand Note and must be signed exactly as they appear on the Demand Notes investment form. Such notices or communications to the Company must be sent to GMAC Demand Notes, General Motors Acceptance Corporation, P.O. Box 33129, 3031 West Grand Boulevard, Detroit, Michigan 48232, and such notices or communications to the Processing Agent must be sent to GMAC Demand Notes, The Northern Trust Company, P.O. Box 75919, Chicago, Illinois 60675-5919.

                                      TAXES

      The Program is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, nor is the Program subject to the Employee Retirement Income Security Act of 1974, as amended. Investments in Demand Notes are not open for Individual Retirement Accounts nor otherwise deductible for Federal income tax purposes. Interest accrued and reinvested in a Demand Note is taxable to an investor in the year in which such interest is accrued and reinvested. No part of such interest is excludable from taxable income. The interest income also may be subject to taxation by some state and local governments.

      For Federal estate tax purposes, the principal amount of an investor's Demand Note at the time of such person's death will be includable in such investor's gross estate and may be subject to the Federal estate tax. Such amount also may be subject to estate or inheritance tax in some states.

      The December statement to investors from the Processing Agent each year will state the full amount reported as taxable income. The Processing Agent also will file tax information returns as required by law. State and local income taxes and related tax reporting also may be applicable. Each investor is individually responsible for complying with applicable Federal, state and local tax laws and should consult with such person's own tax advisors regarding any specific questions relating to the taxation of such investor's Demand Note.

                                  LEGAL OPINION

      The legality of the Demand Notes offered hereby will be passed upon by Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017.

      The firm of Davis Polk & Wardwell acts as counsel to the Executive Compensation Committee of the Board of Directors of General Motors Corporation and has acted as counsel for General Motors Corporation and the Company in various matters.

                                     EXPERTS

      The consolidated financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth the estimated expenses to be incurred in connection with the offering described in the Registration Statement:

   Securities and Exchange Commission registration fee.....  $  909,090
   Fees and expenses of Trustee............................       5,000
   Printing Registration Statement, Prospectus
      and other documents..................................      40,000
   Underwriter's counsel fees..............................      15,000
   Accountants' fees ......................................      15,000
   Rating Agencies' fees ..................................     100,000
   Miscellaneous expenses..................................      15,910
                                                                -------
      Total................................................  $1,100,000
                                                              =========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Under Section 145 of the Delaware Corporation Law, the Company is empowered to indemnify its directors and officers in the circumstances therein provided.

   The Company's Certificate of Incorporation, as amended, provides that no director shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174, or any successor provision thereto, of the Delaware Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

   Under Article VI of its By-Laws, the Company shall indemnify and advance expenses to every director and officer (and to such person's heirs, executors, administrators or other legal representatives) in the manner and to the full extent permitted by applicable law as it presently exists, or may hereafter be amended, against any and all amounts (including judgments, fines, payments in settlement, attorneys' fees and other expenses) reasonably incurred by or on behalf of such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), in which such director or officer was or is made or is threatened to be made a party or is otherwise involved by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee, fiduciary or member of any other corporation, partnership, joint venture, trust, organization or other enterprise. The Company shall not be required to indemnify a person in connection with a proceeding initiated by such person if the proceeding was not authorized by the Board of Directors of the Company. The Company shall pay the expenses of directors and officers incurred in defending any proceeding in advance of its final disposition ("advancement of expenses"); provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under Article VI of the By-Laws or otherwise. If a claim for indemnification or advancement of expenses by an officer or director under Article VI of the By-Laws is not paid in full within ninety days after a written claim therefor has been received by the Company, the claimant may file suit to recover the unpaid amount of such claim, and if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Company shall have the burden of proving that the claimant was not entitled to the requested indemnification or advancement of expenses under applicable law. The rights conferred on any person by Article VI of the By-Laws shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Company's Certificate of Incorporation or By-Laws, agreement, vote of stockholders or disinterested directors or otherwise. The Company's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another corporation, partnership, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, organization or other enterprise.

   As a subsidiary of General Motors Corporation, the Company is insured against liabilities which it may incur by reason of the foregoing provisions of the Delaware General Corporation Law and directors and officers of the Company are insured against some liabilities which might arise out of their employment and not be subject to indemnification under said General Corporation Law.

   Pursuant to resolutions adopted by the Board of Directors of General Motors Corporation, that company to the fullest extent permissible under law will indemnify, and has purchased insurance on behalf of, directors or officers of the Company, or any of them, who incur or are threatened with personal liability, including expenses, under the Employee Retirement Income Security Act of 1974 or any amendatory or comparable legislation or regulation thereunder.

ITEM 16.  EXHIBITS.

2           Complete text of Demand Notes Program.

4 Form of Indenture, dated as of October 15, 1985, between the Company and Comerica Bank, Trustee incorporated by reference to Registration Statement No. 2-99057.

4(a) First Supplemental Indenture, dated as of April 1, 1986, between the Company and Comerica Bank, Trustee incorporated by reference to Registration Statement No. 33-4661.

4(b) Second Supplemental Indenture, dated as of June 24, 1986, between the Company and Comerica Bank, Trustee incorporated by reference to Registration Statement No. 33-6717.

4(c) Third Supplemental Indenture, dated as of February 15, 1987, between the Company and Comerica Bank, Trustee incorporated by reference to Registration Statement No. 33-12059.

4(d) Fourth Supplemental Indenture, dated as of December 1, 1988, between the Company and Comerica Bank, Trustee incorporated by reference to Registration Statement No. 33-26057.

4(e) Fifth Supplemental Indenture, dated as of October 2, 1989, between the Company and Comerica Bank, Trustee incorporated by reference to Registration Statement No. 33-31596.

4(f) Sixth Supplemental Indenture, dated as of January 1, 1998, between the Company and U.S. Bank Trust National Association, Successor Trustee.

4(g) Seventh Supplemental Indenture, dated as of June 9, 1998, between the Company and U.S. Bank Trust National Association, Successor Trustee.

5           Opinion and Consent of Davis Polk & Wardwell.

12          Calculation of Ratio of Earnings to Fixed Charges.

23(a)       Consent of Deloitte & Touche LLP.

23(b)       Consent of Counsel included in Exhibit 5.

25          Form T-1  Statement of  Eligibility  and  Qualification  under the
Trust Indenture Act of 1939 of U.S. Bank Trust National Association.


ITEM 17.  UNDERTAKINGS.

      The undersigned registrant hereby undertakes:

      (1) To file,  during any period in which offers or sales are being made of
the  securities   registered   hereby,  a   post-effective   amendment  to  this
registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

      (2) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      (3) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors and officers of the Company pursuant to the provisions discussed in Item 15 above, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director or officer of the Company in the successful defense of any action, suit or proceeding) is asserted by such director or officer in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant, General Motors Acceptance Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, and State of Michigan, on the 9th day of June, 1998.

                  ............GENERAL MOTORS ACCEPTANCE CORPORATION

                  ............/s/    J. Michael Losh
                  ............----------------------------------------
                  ............(J. Michael Losh, Chairman of the Board)


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on June 9, 1998 by the following persons in the capacities indicated.

      SIGNATURE                           TITLE
      ---------                           -----


/s/ J. Michael Losh                       Chairman of the Board
-------------------------                         and Director
(J. Michael Losh)


/s/ John D. Finnegan                      President,   Chief   Executive Officer
-------------------------                         and Director
(John D. Finnegan)


/s/ William F. Muir                       Executive Vice President and
-------------------------                         Chief Financial Officer
(William F. Muir)


/s/ Gerald E. Gross                       Comptroller (Chief Accounting Officer)
-------------------------
(Gerald E. Gross)


/s/ Richard J. S. Clout                   Executive  Vice President and Director
-------------------------
(Richard J. S. Clout)

/s/ Eric A. Feldstein                     Director
-------------------------
(Eric A. Feldstein)


/s/ John E. Gibson                        Executive  Vice President and Director
-------------------------
(John E. Gibson)


/s/ Harry J. Pearce                       Director
-------------------------
(Harry J. Pearce)


/s/ W. Allen Reed                         Director
-------------------------
(W. Allen Reed)


/s/ John F. Smith, Jr.                    Director
-------------------------
(John F. Smith, Jr.)


/s/ Ronald L. Zarrella                    Director
-------------------------
(Ronald L. Zarrella)

                                  EXHIBIT INDEX


EXHIBIT                                                                 PAGE NO.
-------                                                                 --------


   2        Complete text of Demand Notes Program...................

   4 Form of Indenture, dated as of October 15, 1985, between the Company and Comerica Bank, Trustee incorporated by reference to Registration Statement No. 2-99057.........

   4(a) First Supplemental Indenture, dated as of April 1, 1986, between the Company and Comerica Bank, Trustee incorporated by reference to
            Registration Statement No. 33-4661......

   4(b) Second Supplemental Indenture, dated as of June 24, 1986, between the Company and Comerica Bank, Trustee incorporated by reference to
            Registration Statement No. 33-6717......

   4(c) Third Supplemental Indenture, dated as of February 15, 1987, between the Company and Comerica Bank, Trustee incorporated by reference to
            Registration Statement No. 33-12059.....

   4(d) Fourth Supplemental Indenture, dated as of December 1, 1988, between the Company and Comerica Bank, Trustee incorporated by reference to
            Registration Statement No. 33-26057.....

   4(e) Fifth Supplemental Indenture, dated as of October 2, 1989, between the Company and Comerica Bank, Trustee incorporated by reference to
            Registration Statement No. 33-31596.....

   4(f) Sixth Supplemental Indenture, dated as of January 1, 1998, between the Company and U.S. Bank Trust National Association,
            Successor Trustee.......................................

   4(g) Seventh Supplemental Indenture, dated as of June 9, 1998, between the Company and U.S. Bank Trust National Association,
            Successor Trustee.......................................

   5        Opinion and Consent of Davis Polk & Wardwell............

   12       Calculation of Ratio of Earnings to Fixed Charges.......

   23(a)    Consent of Deloitte & Touche LLP. ......................

   23(b)    Consent of Counsel included in Exhibit 5................

   25       Form T-1 Statement of Eligibility and Qualification
            under the Trust Indenture Act of 1939 of
            U.S. Bank Trust National Association....................